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                                                                    EXHIBIT 99.1


                                                   Contact:   David S. Hickman
                                                   Telephone: (517) 423-1700
                                                   Date:      March 17, 2005

                                                   FOR IMMEDIATE RELEASE


UNITED BANCORP, INC., ANNOUNCES CASH DIVIDEND AND DECLARES STOCK DIVIDEND

TECUMSEH - The board of directors of United Bancorp, Inc., parent company of United Bank & Trust and United Bank & Trust - Washtenaw, has declared a first quarter cash dividend of 35 cents per share, payable April 29, 2005, to shareholders of record April 8, 2005.

In addition, the board declared a 5% stock dividend on the 2,365,656 shares outstanding, payable on May 31, 2005, to shareholders of record May 4, 2005. Fractional shares will not be issued, but will be paid in cash at a rate of $67.00 per share.



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